EXHIBIT 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: January 15, 2008
SYMPHONY TECHNOLOGY II GP, LLC

	By:	/s/ Romesh Wadhwani
	Name:	Romesh Wadhwani
	Title:	Managing Member

SYMPHONY TECHNOLOGY II A, L.P.
By: Symphony Technology II GP, LLC, its general partner

	By:	/s/ Romesh Wadhwani
	Name:	Romesh Wadhwani
	Title:	Managing Member

STG UGP, LLC

	By:	/s/ Romesh Wadhwani
	Name:	Romesh Wadhwani
	Title:	Manager

STG III GP, L.P.
By: STG UGP, LLC, its general parter

	By:	/s/ Romesh Wadhwani
	Name:	Romesh Wadhwani
	Title:	Manager

STG III, L.P.
By: STG III GP, L.P., its general partner

By: STG UGP, LLC, its general partner

	By:	/s/ Romesh Wadhwani
	Name:	Romesh Wadhwani
	Title:	Manager

STG III-A, L.P.
By: STG III GP, L.P., its general partner

By: STG UGP, LLC, its general partner

	By:	/s/ Romesh Wadhwani
	Name:	Romesh Wadhwani
	Title:	Manager

ROMESH WADHWANI

/s/ Romesh Wadhwani
Name: Manager